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                                                                   EXHIBIT 10.35

                          COMPLETION CAPITAL AGREEMENT

          COMPLETION CAPITAL AGREEMENT (this "Agreement") dated as of August 10, 1999, between HOLLYWOOD CASINO SHREVEPORT, a Louisiana general partnership (the "Partnership"), HWCC-LOUISIANA, INC., a Louisiana corporation ("HWCC-Louisiana"), HCS I, INC., a Louisiana corporation ("HCS I"), HCS II, INC., a Louisiana corporation ("HCS II" and, together with HWCC-Louisiana and HCS I, the "Hollywood Parties"), and HOLLYWOOD CASINO CORPORATION, a Delaware corporation ("Hollywood Casino").

                                    RECITALS

          A.  First Mortgage Notes.  The Partnership and Shreveport Capital
              --------------------
Corporation, a Louisiana corporation ("Capital" and, together with the Partnership, the "Issuers"), are issuing $150,000,000 aggregate principal amount of 13% First Mortgage Notes due 2006 with Contingent Interest (together with all notes issued in exchange or replacement therefor, the "Notes") pursuant to a Purchase Agreement dated August 3, 1999, among the Issuers, the Hollywood Parties, as guarantors, and Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, Lehman Brothers Inc. and Prudential Securities Incorporated (collectively, the "Initial Purchasers"), under an Indenture (as amended, supplemented or otherwise modified from time to time, the "Indenture") dated as of the date hereof among the Issuers, the Hollywood Parties, as guarantors, and State Street Bank and Trust Company, as trustee (the "Trustee"), for the benefit of the holders from time to time (the "Holders") of the Notes.

          B.  Proceeds of the Notes.  The Partnership intends to use the
              ---------------------
proceeds of the Notes for the development, construction, equipping and operation of the Shreveport Resort (as defined in the Indenture) upon certain real property located in Shreveport, Louisiana (the "Property") and for certain other purposes described in the Indenture.

          C.  Hollywood Casino's Benefit.  The Partnership is an indirect wholly
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owned subsidiary of Hollywood Casino (excluding certain residual interests retained by Shreveport Paddlewheels LLC, a Louisiana limited liability company). As a result, Hollywood Casino will significantly benefit from the construction and operation of the Shreveport Resort.

          D.  Material Inducement.  It is a condition precedent and material
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inducement to the purchase of the Notes by the Initial Purchasers that (1) the
Partnership, the Hollywood Parties and Hollywood Casino shall have executed and delivered this Agreement whereby Hollywood Casino has agreed, subject to the limitations set forth herein, for the benefit of the Partnership and the Holders, to make certain capital contributions to the Partnership through the Hollywood Parties upon the terms, conditions and limitations provided herein,
(2) the Partnership and the Hollywood Parties shall have executed the Collateral Assignment collaterally assigning this Agreement, among other things, to the Trustee on behalf of the Holders and (3) Hollywood Casino and the Hollywood Parties consent to the collateral assignment of this Agreement.

          E.  Definitions.  Capitalized terms used and not otherwise defined
              -----------
herein shall have the meanings ascribed thereto in the Indenture.
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                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hollywood Casino, the Partnership and the Hollywood Parties hereby agree as follows:

    1.   Funding Amounts.  Upon the occurrence of each Contribution Event (as
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defined below), Hollywood Casino shall pay the applicable Funding Amounts (as defined below) into the Construction Disbursement Account (as defined in the Cash Collateral and Disbursement Agreement) for disbursement in accordance with the Cash Collateral and Disbursement Agreement. The "Funding Amounts" shall be equal to the amount in immediately available cash which shall be (i) in the case of a Contribution Event pursuant to Section 2(i), (ii) or (iii), (A) $5,000,000 less the aggregate Funding Amounts, if any, previously paid to the Construction Disbursement Account under Section 2, or (B) if the Independent Construction Consultant provides to the Trustee a certificate stating that the amount necessary to cause the Shreveport Resort to be Operating by the Operating Deadline is less than the amount required under clause (A) above, such lesser amount, and (ii) in the case of a Contribution Event pursuant to Section 2 (iv),
(v), (vi) or (vii), shall be equal to $5,000,000 less the aggregate Funding Amounts, if any, previously paid under Section 2; provided, however, that in no event will the aggregate amounts required to be paid by Hollywood Casino under this Agreement exceed $5,000,000. Such proceeds shall be used for the development, construction, equipping and operations of the Shreveport Resort pursuant to the terms of the Indenture, the Cash Collateral and Disbursement Agreement and the other Collateral Documents.

    2.   Contribution Event.  A "Contribution Event" means any of the following:
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(i)  the Partnership has provided the Trustee and the Independent Construction
Consultant with a written notice that there are not sufficient Available Funds (as defined in the Cash Collateral and Disbursement Agreement) to complete the Shreveport Resort so that it will be Operating by the Operating Deadline; (ii)
(a) the Independent Construction Consultant has provided the Trustee and the Partnership with a written notice that there will not be sufficient Available Funds to complete the Shreveport Resort so that it will be Operating by the Operating Deadline and (b) within 60 days of the Partnership receiving the notice described in clause (a) above, the Partnership has not provided evidence satisfactory to the Independent Construction Consultant that there shall be sufficient Additional Funds to complete the Shreveport Resort so that it will be Operating by the Operating Deadline; (iii) after having expended the funds in the Equity Escrow Account (as defined in the Cash Collateral and Disbursement Agreement), no disbursement has occurred pursuant to the Cash Collateral and Disbursement Agreement for 90 consecutive days; (iv) the Shreveport Resort is not Operating by the Operating Deadline; (v) the commencement of any voluntary bankruptcy case by the Partnership on or prior to the Operating Deadline; (vi) the commencement of an involuntary bankruptcy case against the Partnership which is not dismissed, bonded or discharged on or prior to the earlier of (A) 60 days after the commencement and (B) the Operating Deadline; or (vii) the entry of an order for relief against the Partnership on or prior to the Operating Deadline, under any bankruptcy law in effect at any time.

    3.   Partnership's Certificate.  At any time that there are not sufficient
         -------------------------
Available Funds to complete the Shreveport Resort so that it will be Operating by the Operating Deadline,

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the Partnership shall immediately provide the Trustee and the Independent
Construction Consultant with a certificate to such effect.

     4.  Cooperation.  In connection with this Agreement, Hollywood Casino
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agrees, at its sole cost and expense, to fully cooperate with the Partnership and to timely provide such documents, agreements and information as may be required in connection herewith.

     5.  Alteration of Obligations.  Hollywood Casino acknowledges and agrees
         -------------------------
that none of the following shall release, impair, reduce, diminish or otherwise affect Hollywood Casino's obligations under this Agreement: (i) any alteration, compromise, acceleration or extension of, or any change to, (a) the Partnership's obligations to complete the development, construction and equipping of the Shreveport Resort and to commence operation thereof or (b) the payment or performance by the Partnership under any debt instrument or other financing for the development, construction, equipping or operation of the Shreveport Resort (the foregoing, collectively, the "Obligations"), in each case in such manner, upon such terms and at such times as any Person (including, without limitation, the Trustee or any Holder) (each such Person, an "Obligee") deems best, and without notice to Hollywood Casino; (ii) the release of the Partnership from any or all of the Obligations by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the Obligations; (iii) the addition of any one or more guarantors or endorsers of the Funding Amounts or the Obligations; (iv) the acceptance of additional or substitute security for the Funding Amounts or the Obligations; or (v) the release or subordination of any security for the Funding Amounts or the Obligations. No exercise (including, without limitation, foreclosure of the Property) or non-exercise of any right under any document relating to the Obligations (collectively, the "Obligation Documents") by an Obligee, no dealing by an Obligee hereunder or under any Obligation Document or any other document with Hollywood Casino, the Partnership, the Hollywood Parties or any future guarantors or any other Person, and no change, impairment or release of all or any portion of the Funding Amounts or the Obligations or suspension of any right or remedy of an Obligee against any other Person, including, without limitation, the Partnership, any of the Hollywood Parties, any future guarantor, endorser or other Person, shall in any way affect any of the obligations of Hollywood Casino hereunder or any security furnished by Hollywood Casino or give Hollywood Casino any recourse against an Obligee (including, without limitation, the Trustee). If an Obligee has exculpated or hereafter exculpates the Partnership or any of the Hollywood Parties from liability in whole or in part, or has agreed or hereafter agrees to look solely to the Property or any other property for the satisfaction of the Partnership's Obligations (including, without limitation the Partnership's and the Hollywood Parties' obligations under the Indenture, the Notes or any Collateral Document), such exculpation and agreement shall not affect the obligations of Hollywood Casino hereunder. Hollywood Casino further acknowledges that any such exculpation or agreement that has been given or that is hereafter given to the Partnership or any of the Hollywood Parties with respect to the Notes, the Indenture or any Collateral Document has been given or is given in reliance upon the covenants of Hollywood Casino contained herein.

     6.  Obligations Absolute; Waiver.  The obligations of Hollywood Casino
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hereunder shall be unconditional (except as to any condition set forth under
Sections 1 and 2), absolute and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by and shall survive, and Hollywood Casino hereby waives and

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relinquishes all rights and remedies accorded by applicable law to sureties or future guarantors and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (a) any right to require any holder or recipient of the benefit of any of the Obligations (including, without limitation, the Trustee or the Holders) (each a "Benefited Party") to proceed against the Partnership, the Hollywood Parties or any other Person or entity or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in the power of a Benefited Party before proceeding against Hollywood Casino; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Funding Amounts or the Obligations; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, diligence, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action, non-action, performance or failure to perform on the part of a Benefited Party, the Partnership, any of the Hollywood Parties, any endorser or creditor of the Partnership, the Hollywood Parties or Hollywood Casino or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by a Benefited Party as collateral or in connection with the Funding Amounts or the Obligations; (e) any defense based upon any exercise of remedies, including without limitation, foreclosure of the Property, or upon an election of remedies by a Benefited Party, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Hollywood Casino, the right of Hollywood Casino to proceed against the Partnership, the Hollywood Parties or any other person for reimbursement, or both; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any duty on the part of a Benefited Party to disclose to Hollywood Casino any facts a Benefited Party may now or hereafter know about the Partnership, the Hollywood Parties or any other Person, regardless of whether a Benefited Party has reason to believe that any such facts materially increase the risk beyond that which Hollywood Casino intends to assume, or has reason to believe that such facts are unknown to Hollywood Casino, or has a reasonable opportunity to communicate such facts to Hollywood Casino, since Hollywood Casino acknowledges that Hollywood Casino is fully responsible for being and keeping informed of the financial condition of the Partnership, the Hollywood Parties or any other Person and of all circumstances bearing on the risk of non-payment of any Funding Amounts; (h) any defense arising because of the election of a Benefited Party, in any proceeding instituted under the Federal Bankruptcy Code, of the application of
Section 1111(b)(2) of the Federal Bankruptcy Code; (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (j) any claim or other rights which it may now or hereafter acquire against the Partnership, any of the Hollywood Parties or any other Person that arises from the existence or performance of Hollywood Casino's obligations under this Agreement or any other Obligation Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Benefited Party against the Partnership, or any of the Hollywood Parties or any collateral which a Benefited Party now has or hereafter acquires, whether or not

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such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Partnership, any of the Hollywood Parties or any other Person or entity, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights; (k) any rights which it may acquire by way of contribution under this Agreement or any Obligation Document, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights; (l) any defense based on one-action laws and any other anti-deficiency protections granted to future guarantors by applicable law; (m) any merger or consolidation of the Partnership or any of the Hollywood Parties into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Partnership or any of the Hollywood Parties to any other Person; (n) any circumstance which might constitute a defense available to, or a discharge of, the Partnership, any of the Hollywood Parties, Hollywood Casino or a surety; (o) any lack of genuiness, validity, regularity, enforceability or value of any Funding Amounts, this Agreement or any Obligation Documents; and
(p) any other fact or circumstance, including, without limitation, any construction delays or any contests or claims relating to the construction of the Shreveport Resort. Any proceeds of a foreclosure or similar sale may be applied first to any obligations of the Partnership that do not also constitute Funding Amounts or Obligations. Hollywood Casino acknowledges and agrees that any nonrecourse or exculpation provided for in any Obligation Document, or any other provision of an Obligation Document limiting each respective Benefited Party's recourse to specific collateral or limiting such Benefited Party's right to enforce a deficiency judgment against the Partnership or any of the Hollywood Parties, shall have absolutely no application to Hollywood Casino's liability under this Agreement. To the extent that any Benefited Party (including, without limitation, the Trustee) collects or receives any sums or payments from the Partnership, any of the Hollywood Parties or from any future guarantor, endorser or other Person under any Obligation Document or realized from any security, such Benefited Party shall have the right, but not the obligation, to apply such amounts first to that portion of the Partnership's indebtedness and obligations, if any, to such Benefited Party that is not covered by this Agreement, regardless of the manner in which any such payments or amounts are characterized by the Person making payment. Nothing herein shall be construed to be a waiver by Hollywood Casino of any defense based on the occurrence or non-occurrence of a Contribution Event or as to the Funding Amount.

     7.  Bankruptcy and Related Proceedings.  The obligations of Hollywood
         ----------------------------------
Casino under this Agreement shall not be altered, limited or affected by or as a result of any action taken by the Partnership or any of the Hollywood Parties in any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, or liquidation of the Partnership or any of the Hollywood Parties, or by any defense which the Partnership or any of the Hollywood Parties may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

     8.  Interest.  If Hollywood Casino fails to pay all or any portion of the
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Funding Amounts in accordance with the provisions hereof, the amount of such
Funding Amounts and all other sums payable by Hollywood Casino hereunder shall bear interest from the date of demand

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at the weighted average interest rate of the funds in the disbursement account.
If there are no longer any funds in the disbursement account, then the interest under this Section 8 shall bear interest at the applicable rate for Government Securities (as defined in the Indenture).

    9.   Independent Obligations.  The obligations of Hollywood Casino hereunder
         -----------------------
are independent of the obligations of the Partnership, the Hollywood Parties or any other Person, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Hollywood Casino, whether or not the Partnership, any of the Hollywood Parties or such other Person is joined therein or a separate action or actions are brought against the Partnership or any of the Hollywood Parties.

    10.  Notices.  Whenever Hollywood Casino, the Partnership or any of the
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Hollywood Parties shall desire to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice shall be in writing and shall be effective only if the same is delivered by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or air courier guaranteeing overnight delivery, addressed as follows:

         To Hollywood Casino:

               Hollywood Casino Corporation
               Two Galleria Tower, Suite 2200
               13455 Noel Road
               Dallas, Texas 75240
               Attention: Executive Vice President of Finance
               Telephone: (972) 392-7777
               Facsimile:

         To the Partnership or any of the Hollywood Parties:

               c/o Hollywood Casino Shreveport
               Two Galleria Tower, Suite 2200
               13455 Noel Road
               Dallas, Texas 75240
               Attention: Chief Financial Officer
               Telephone: (972) 392-7777
               Facsimile:

         and, in either case, with a copy to the Trustee at:

               State Street Bank and Trust Company
               2 Avenue De Lafayette
               Boston, Massachusetts 02111
               Attention:  Corporate Trust Administration
               Re:  Hollywood Casino Shreveport

               (By hand or Overnight Delivery)

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               State Street Bank and Trust Company
               Two International Place, Fourth Floor
               Boston, Massachusetts, 02110
               Attention:  Corporate Trust Administration
               Re:  Hollywood Casino Shreveport
               Facsimile No:  (617) 664-5151

Any such notice delivered personally shall be deemed to have been received upon delivery. Any such notice sent by telegram shall be presumed to have been received by the addressee one business day after its acceptance for sending by an authorized carrier thereof. Any such notice sent by mail shall be presumed to have been received by the addressee three business days after posting in the United States mail. Hollywood Casino, the Partnership and each of the Hollywood Parties may change its address by giving the other and the Trustee a written notice of the new address as herein provided.

     11.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
each of the Partnership and the Hollywood Parties, and each of their successors and assigns, and shall bind the successors and assigns of Hollywood Casino. Each of the Hollywood Parties and Hollywood Casino acknowledges that this Agreement will be collaterally assigned to the Trustee.

     12.  Termination.  This Agreement shall expire upon the final disbursement
          -----------
of amounts in the Cash Collateral Accounts in accordance with the Cash Collateral and Disbursement Agreement; provided, however, that the obligations of Hollywood Casino under this Agreement shall be reinstated in the event that all or any part of payments or performance hereunder is avoided or recovered, directly or indirectly, as a preference, fraudulent transfer or otherwise.

     13.  No Guarantee.  Nothing contained in this Agreement shall be deemed to
          ------------
be a guarantee by Hollywood Casino of any obligations of the Partnership under the Notes.

     14.  Miscellaneous Provisions.
          ------------------------

          14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Hollywood Casino hereby consents to the jurisdiction of the courts of the State of New York and consents to service of process by any means authorized by New York law in any action brought under or arising from this Agreement.

          14.2 Hollywood Casino acknowledges that it is aware of the Indenture entered into by the Issuers, the Hollywood Parties and the Trustee, the Notes issued thereunder and the Collateral Documents executed in connection therewith and is generally familiar with the terms and provisions thereof.

          14.3 This Agreement shall constitute the entire agreement of Hollywood Casino with the Partnership and the Hollywood Parties with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof

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

     shall be binding upon the Partnership or the Hollywood Parties unless expressed herein.

          14.4 Should any term, covenant, condition or provision of this Agreement be determined to be illegal or unenforceable, all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

          14.5 When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

          14.6 No provision of this Agreement or right granted to the Partnership and the Hollywood Parties hereunder can be waived in whole or in part, nor can Hollywood Casino be released from its obligations hereunder, except by a writing duly executed by an authorized officer of the Partnership and the Hollywood Parties.

          14.7 The headings of this Agreement are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

                           (Signature Page Follows)

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              HOLLYWOOD CASINO SHREVEPORT
                              By: HCS I, Inc., its managing general partner

                              By:  /s/ PAUL C. YATES
                                 -----------------------------------------------
                              Name:   Paul C. Yates
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              HWCC-LOUISIANA, INC.


                              By:  /s/ PAUL C. YATES
                                 -----------------------------------------------
                              Name:   Paul C. Yates
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              HCS I, INC.


                              By:  /s/ PAUL C. YATES
                                 -----------------------------------------------
                              Name:   Paul C. Yates
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              HCS II, INC.


                              By:  /s/ PAUL C. YATES
                                 -----------------------------------------------
                              Name:   Paul C. Yates
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              HOLLYWOOD CASINO CORPORATION


                              By:  /s/ PAUL C. YATES
                                 -----------------------------------------------
                              Name:   Paul C. Yates
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                 [Signature Page Completion Capital Agreement]